AMENDMENT 1 TO SUPPLY AGREEMENT

NeuroPace, Inc. a Delaware corporation located at 455 N. Bernardo Avenue, Mountain View, CA 940443 (“COMPANY”) and Micro Systems Technologies, Inc., located at 6024 SW Jean Road, Lake Oswego, OR, USA (“MST”) are parties to a Supply Agreement (“Supply Agreement”) dated November 16, 2022. COMPANY and MST may be individually referred to herein as “Party” and collectively as “Parties.”

Whereas, the Parties now wish to amend the Supply Agreement as set forth herein.

Now, therefore, MST and COMPANY, recognizing the receipt and sufficiency of the consideration herein, hereby agree as follows:

1.        Exhibit A2 of the Supply Agreement shall be replaced and completely superseded by Exhibit A2 attached hereto.

2.    The Effective Date of this Amendment shall be November 16, 2022.

3.    All other terms of the Supply Agreement remain unchanged except and unless otherwise set forth herein.

The Parties have entered into this Supply Agreement effective as of the Effective Date.
Micro Systems Engineering, Inc.         NeuroPace, Inc.

By: /s/ Juergen Lindner    By: /s/ Rebecca Kuhn
Juergen Lindner    Rebecca Kuhn
General Manager    Chief Financial Officer & Vice President Finance & Administration

EXHIBIT A2

This Exhibit A2 shall apply to the purchase of Product designated in this Exhibit by NeuroPace, Inc., a Delaware corporation located at 455 N. Bernardo Avenue, Mountain View, California, 94043 USA (''NeuroPace," referred to as "COMPANY" in the Supply Agreement and "Customer" in the Supplier Quality Agreement) from the following MST Company: Micro Systems Engineering, Inc. (MSEI), 6024 SW Jean Road, Lake Oswego, OR, USA (one of the entities referred to as an "MST Affiliate" in the Supply Agreement, and as "Supplier" in the Supplier Quality Agreement).

1.    Product(s):
Part Number    Revision    Description
Redacted        Redacted
    Redacted            Redacted Redacted
The Parties agree that this Exhibit A2 shall include all subsequent revisions/versions of the foregoing Product. Product revision changes by NeuroPace must be accepted by MSEI. Acceptance by MSEI will be documented in the device manufacturing record and communicated through the MSEI ECN process.

The Redacted will be manufactured within the MSEI facilities at 6024 SW Jean Road, Lake Oswego, OR, USA. Redacted to include pin & wire attach, SMT assembly, functional test, and rework for workmanship. MSEI will deliver all product passing f
lying probe test and visual inspection per IPC-610E.

The Redacted will be manufactured within the Micro Systems Engineering GmbH facility using the NeuroPace Redacted and Redacted specified by NeuroPace and purchased by MSEI. Redacted will be sold to MSEI by MSE GmbH.

2.    Standard Pricing (Currency: USD):

Part Number: Redacted

Annual	Cost per Unit
Redacted	Redacted

Part Number: Redacted

Annual Quantity	Cost per Unit
Redacted	Redacted
Redacted	Redacted
Redacted	Redacted

Pricing is based upon NeuroPace providing MSEI the following parts at no cost:
    Part Number Redacted Redacted    , or subsequent revision (Redacted        )

3.    Lead Times:
2

Redacted    : 6 weeks from receipt of purchase order.

4.    Forecast:
a.    A twelve (12) month rolling forecast will be provided quarterly.
b.    Binding Forecast is six (6) months.

5.    Inventory Management:

For other than Redacted , NeuroPace is liable for up to 6 months component inventory based on demand for the immediate next 6 months forecast. The target stocking level for each component is 12 weeks of safety stock with up to 14 weeks additional committed orders based upon 6 months binding forecast. Multiple components have 14-16 week lead times with additional incoming screening or lot based qualification lead time of 3+ weeks. For these exceptional components, NeuroPace will be liable for the order placed to support forecast within lead times at or exceeding the target stocking level. If NeuroPace cancels a purchase order, MSEI will undertake reasonable measures to attempt to cancel component open orders with suppliers and return stock on hand. If otherwise unusable components remain in MSEI inventory, NeuroPace will be liable for all return restocking, shipping, discounts and all other return expenses, non- returnable items and any disposition costs of non-returnable or non-usable components.

For Redacted , NeuroPace is liable for up to 9 months component inventory based on demand for the immediate next 9 months forecast.

6.    Yield Responsibility:

All Redactedtested through the functional test process, pass or fail, are sold to NeuroPace by MSEI at full value, assuming    pass all other tests and inspections. The failed    will ship to NeuroPace as mechanical Redacted.

NeuroPace will pay full component value for NeuroPace-specified components or consigned components as follows: (1) if the quality of the components adversely affects    performance or acceptability; (2) if there is any incoming quality yield loss; and (3) if there is any manufacturing quality yield loss. NeuroPace-specified components or consigned-components will be used as-received, subject to an mutually agreed to acceptance process upon receipt.
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